Certificate of Amendment
                                       Of
                              Certificate of Trust
                                       Of
                                Renaissance Funds

         This Certificate of Trust is being executed as of October 30, 1997 for the purpose of amending the Certificate of Trust filed with the Secretary of State of the State of Delaware on February 3, 1997 pursuant to the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq.

                  The undersigned hereby certifies as follows:

                  1. Article 1 of the Certificate of Trust shall be amended in its entirety to read as follows:

                            " 1.     Name.  The name of the business trust is
                            Renaissance Capital Greenwich Funds("Trust")."


                  IN WITNESS WHEREOF, the undersigned duly authorized trustee of the Trust has executed this Certificate of Amendment as of the day and year first above written.


                               Trustee


                               _______/s/_____________
                               Name: Linda R. Killian
                                     Secretary